Exhibit 99.1

ENGLOBAL CORPORATION

AUDIT COMMITTEE CHARTER

General

The Committee’s purpose is to oversee the accounting and financial reporting processes of the Corporation and the audits of the financial statements of the Corporation. The Committee shall oversee the audit efforts of the Corporation’s independent accountants and any internal auditors employed by the Corporation and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation’s auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, any internal auditors employed by the Corporation and the financial and senior management of the Corporation.

Composition

The Audit Committee shall consist of three or more directors as determined by the Board, each of whom is determined by the Board to be “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934, the rules of the American Stock Exchange, and the rules and regulations of the SEC.

All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. “Financial literacy” shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices. At a minimum, all members of the Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Committee. At least one member of the Committee must be a financial expert as such term is defined by the SEC. Committee members, are encouraged to enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

The members of the Committee are to be elected by the Board upon the recommendation of the Nominating/Corporate Governance Committee and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board upon the recommendation of the Nominating/Corporate Governance Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Chair will chair all regular sessions of the Audit Committee and set the agenda for Audit Committee Meetings.

Meetings

The Committee shall hold regular meetings as may be necessary, but no less than once per quarter, and special meetings as may be called by the Chairman of the Committee. As part of its job to foster open communication, the Committee should meet regularly with each of management, the principal internal auditor of the Corporation, and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately. In addition, the Committee or its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financial statements.

The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

ENGlobal Corporation	Exhibit 99.1
Audit Committee Charter

The Committee Chairman should consult with management in the process of establishing agendas for Committee meetings.

The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee since the preceding meeting of the Board. A copy of the minutes of each meeting shall be placed in the Corporation’s minute book.

Relationship with Independent Accountants

The Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the outside auditing firm. In this regard, the Audit Committee shall have the sole authority to (A) appoint and retain, (B) determine the funding for, and (C) when appropriate, terminate, the outside auditing firm, which shall report directly to the Committee. The Committee will be responsible for resolving any disputes between the independent accountants and the Corporation’s management.

Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1.	Review and assess the adequacy of this Charter at least annually, and otherwise as conditions dictate.

2.	Review the results of the year-end audit of the Corporation, including (as applicable):

•	the audit report, the published financial statements, the management representation letter, the “Memorandum Regarding Accounting Procedures and Internal Control” or similar memorandum prepared by the Corporation’s independent auditors, any other pertinent reports and management’s responses concerning such memorandum;

•	the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

•	the methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	management’s process for formulating sensitive accounting estimates and the reasonableness of these estimates;

•	significant recorded and unrecorded audit adjustments;

ENGlobal Corporation	Exhibit 99.1
Audit Committee Charter

•	any material accounting issues among management, members of the Corporation’s internal auditing department and the independent auditors; and

•	other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors.

3.	Review with financial management and the independent accountants the Corporation’s filings with the Securities and Exchange Commission on Form 10-Q and Form 10-K prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

4.	Review with management and the Corporation’s independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body.

Independent Accountants

5.	Approve in advance all audit, review or attest engagements required under the securities laws to be provided by the outside auditing firm, including fees and terms.

6.	Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require pre-approval by the Committee (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). Ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

7.	The authority to grant pre-approval of audit and non-audit services may be delegated to one or more designated members of the Committee who are independent directors. Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting.

8.	Review, at least annually, a report by the outside auditor describing (i) the firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditor and the Corporation.

9.	In connection with the report review described in the previous paragraph, review and evaluate the lead partner of the outside auditor and present to the Board Committee conclusions with respect to the qualifications and performance of the outside auditing firm.

10.	Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review the report by the outside auditing firm describing any relationships between the outside auditing firm and the Corporation referred to in paragraph four above or any relationships between the outside auditing firm and the Corporation or any other relationships that may adversely affect the independence of the auditor; discuss with the outside auditing firm any

ENGlobal Corporation	Exhibit 99.1
Audit Committee Charter

disclosed relationship or services that may impact the objectivity and independence of the auditor; and present to the Board the Committee’s conclusions with respect to the independence of the outside auditing firm.

11.	Ensure rotation of the audit partners as required by law.

12.	Establish policies for the hiring of employees and former employees of the outside auditing firm.

Financial Reporting Processes

13.	Review the adequacy and effectiveness of the organization’s disclosure controls and procedures and management reports thereon.

14.	Review disclosures made to the Committee by the Corporation’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

15.	Consider the independent accountant’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

16.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or management.

17.	Establish regular and separate reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

18.	Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

19.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

20.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

21.	Discuss and review earnings press releases, including the type and presentation of information to be included in earnings press releases, in particular the use of “pro forma” or “adjusted” non-GAAP information.

22.	Review with management and the independent auditors any reportable conditions and material weaknesses affecting internal control.

23.	Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation.

ENGlobal Corporation	Exhibit 99.1
Audit Committee Charter

24.	Prepare a report annually which states, among other things, whether:

•	the Committee has reviewed and discussed with management and independent auditors the audited financial statements to be included in the Corporation’s Annual Report on Form 10-K;

•	the Committee has discussed with the Corporation’s independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61, (as it may be modified or supplemented) and SEC rules;

•	the Committee has determined that the Corporation’s outside auditors are “independent” under SEC and American Stock Exchange rules; and

•	based on the review and discussions described in subsections (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Ethical	and Legal Compliance

25.	Establish, review and update periodically a Code of Conduct that applies to the Corporation’s employees and directors and ensure that management has established a system to enforce this Code. The Code must be publicly available and waivers for executive officers and directors granted and disclosed in accordance with applicable law.

26.	Review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

27.	Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation.

28.	Review and approve, if the duty is not delegated to a comparable body of the Board, all related party transactions in accordance with the regulations of the American Stock Exchange and other applicable law.

29.	Obtain from the independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934.

30.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

31.	Perform any other activities consistent with this Charter, the Corporation’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

ENGlobal Corporation	Exhibit 99.1
Audit Committee Charter

Outside Advisors

The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.

With respect to the duties and responsibilities listed above, the Committee should:

•	Report regularly to the Board on its activities, as appropriate;

•	Exercise reasonable diligence in gathering and considering all material information;

•	Understand and weigh alternative courses of conduct that may be available;

•	Focus on weighing the benefit versus harm to the Corporation and its stockholders when considering alternative recommendations or courses of action;

•	If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

•	Provide management, the Corporation’s independent auditors, and any internal auditors employed by the Corporation with appropriate opportunities to meet privately with the Committee.

* * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the outside auditor.

Adopted by Resolution of the Board of Directors

December 18, 2003